                                  EXHIBIT 99.1

                                                                 CONTACT PERSON:
                                                                 Robert Hynes or
                                                                  Monica Burrows
                                                                  (212) 355-5200

FOR IMMEDIATE RELEASE

               WHX CORPORATION AGREES TO SELL UNIMAST INCORPORATED

            New York - June 25, 2002 - WHX  Corporation  (NYSE:  WHX)  announced today  that it has  signed a  purchase  agreement  to sell the stock of  Unimast
Incorporated,  its wholly-owned subsidiary, to Worthington Industries,  Inc. for
$95 million in cash.  The  transaction  is expected to close  promptly after the
expiration  of  the  applicable  waiting  period  under  the   Hart-Scott-Rodino
Antitrust Improvements Act.

Forward-Looking Statements

            This  press  release  contains  certain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section  21E of the  Securities  Exchange  Act of 1934,  as  amended,  which are intended  to be covered  by the safe  harbors  created  thereby.  Investors  are cautioned that all  forward-looking  statements  involve risks and  uncertainty.
Although  WHX  believes  that the  assumptions  underlying  the  forward-looking statements  contained  herein are reasonable,  any of the  assumptions  could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking statements included in this press release will prove to be accurate. In light of
the  significant  uncertainties  inherent  in  the  forward-looking   statements
included herein,  the inclusion of such information  should not be regarded as a representation  by WHX or any other person that the  objectives and plans of WHX will be achieved.